UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 28, 2005

Education Realty Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32417	201352180
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

530 OAK COURT DRIVE, SUITE 300, MEMPHIS, Tennessee		38117
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	901-259-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2005, Education Realty Trust, Inc. (the "Company") entered into an agreement (the "Amendment to the Contribution Agreement") with Place Properties, L.P. and Place Mezz Borrower, LLC to amend the Contribution Agreement that was entered into by the Company and the Place entities on September 14, 2005. The Contribution Agreement provides for the Company to acquire a portfolio of 13 student housing properties, as described in the Current Report on Form 8-K filed by the Company on September 14, 2005. The Amendment to the Contribution Agreement provides that the closing date of the Contribution Agreement will occur no later than January 31, 2006. The Company expects that the closing date for the Contribution Agreement will occur on or around January 5, 2006. A copy of the Amendment to the Contribution Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 First Amendment to Contribution Agreement, dated December 28, 2005, by and between Education Realty Trust, Inc., Place Properties, L.P. and Place Mezz Borrower, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Education Realty Trust, Inc.

December 30, 2005	By:	Paul O. Bower

Name: Paul O. Bower
Title: Chairman, Chief Executive Officer and President

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Exhibit Index

Exhibit No.	Description

99.1	First Amendment to Contribution Agreement, dated December 28, 2005, by and between Education Realty Trust, Inc., Place Properties, L.P. and Place Mezz Borrower, LLC.